Exhibit 99.1

Republic Bancorp, Inc. Reports Record First Quarter 2012 Net Income of $82.5 Million, a 15% Increase Over First Quarter 2011

LOUISVILLE, Ky.--(BUSINESS WIRE)--April 19, 2012--Republic Bancorp, Inc. (“Republic” or the “Company”) is pleased to report record net income of $82.5 million for the first quarter of 2012, an $11.1 million, or 15%, increase over the first quarter of 2011. Diluted Earnings per Class A Common Share increased to $3.92 for the quarter. Return on average assets (“ROA”) and return on average equity (“ROE”) were both strong, ending the quarter at 7.94% and 64.47%, respectively.

During the first quarter of 2012, Republic was named the best performing bank in the country by Bank Director magazine. In addition, Republic entered the Nashville, Tennessee market by acquiring selected assets and substantially all deposits of Tennessee Commerce Bank (“TCB”) from the FDIC on January 27th.

Steve Trager, Republic’s President and CEO, commented: “The TCB acquisition has been an excellent experience for our associates and a solid long-term growth opportunity for our shareholders. In the near-term the Company hopes to continue growing through, to the extent available, FDIC-assisted acquisitions. We plan to focus primarily on opportunities in the southeast and south central portions of the United States and secondarily on opportunities in other geographic areas. The Company is seeking acquisitions that are immediately accretive to net income and diluted earnings per share, or strategic in location, or both.”

Republic Bancorp, Inc. (NASDAQ: RBCAA), headquartered in Louisville, Kentucky, is the holding company for Republic Bank & Trust Company and Republic Bank.

The following table highlights Republic’s first quarter financial performance for 2012 compared to the same period in 2011:

	Three Months Ended		%
(dollars in thousands, except per share data)	3/31/12	3/31/11	Change

Pre-Tax Net Income	$127,706	$110,383	16%
Net Income	$82,472	$71,412	15%
Diluted Earnings per Class A Share	$3.92	$3.40	15%
ROA	7.94%	7.01%	13%
ROE	64.47%	69.96%	-8%

Results of Operations for the First Quarter of 2012 Compared to the First Quarter of 2011

Traditional Banking and Mortgage Banking (collectively “Core Banking”)

Net income from Core Banking increased $18.2 million from $2.4 million during the first quarter of 2011 to $20.6 million during the first quarter of 2012. As it did during the latter half of 2011, the Core Bank continued to achieve positive operating results compared to the same period in the prior year thanks to increasing net interest income in combination with declining provision for loan losses. In addition, the Core Bank benefitted from a pre-tax bargain purchase gain of $27.9 million associated with the TCB acquisition.

Net interest income within the Core Bank rose to $28.0 million for the first quarter of 2012, an increase of $2.7 million, or 11%, from the first quarter of 2011. The increase in net interest income for the quarter was attributable primarily to year-over-year growth in interest-earning assets, with particularly strong growth in loans during the first quarter 2012 of $75 million from Republic’s existing franchise and $50 million related to the TCB acquisition. The strong first quarter 2012 loan growth combined with the loan growth from the last three quarters of 2011 boosted average loans for the first quarter of 2012 to $2.3 billion, an increase of $160 million over the first quarter of 2011. The growth in the loan portfolio served to bolster a strong increase in the Core Bank’s net interest margin, which rose from 3.33% during the first quarter of 2011 to 3.58% during the first quarter of 2012.

The Core Bank’s provision for loan losses decreased from $4.3 million during the first quarter of 2011 to $3.1 million during the first quarter of 2012. Included in provision expense for the first quarter of 2012 was $1.2 million for two large classified real estate secured credits, while the first quarter of 2011 experienced $2.2 million in provision expense for two different large classified real estate secured credits. The Bank’s annualized net loan charge-offs for the first quarter of 2012 includes $3.3 million for three relationships of which $2.8 million was previously reserved for in prior periods.

The TCB acquisition impacted the Company’s March 31, 2012 consolidated credit metrics by adding non-performing loans of $1.5 million, other real estate owned of $6.2 million and delinquent loans of $997,000. Overall, the Core Bank continues to see industry-solid credit quality metrics.

The table below illustrates the Core Bank’s continuing solid credit quality ratios for the most recent quarter-end and the previous three calendar year-ends. The table also illustrates the impact of the TCB acquisition to the Core Bank’s selected credit quality ratios for the quarter ended March 31, 2012:

	As of and for the:
	Quarter Ending			Year Ending
	Core Bank
	Excluding
	TCB	TCB Impact	Core Bank
Core Banking Credit Quality Ratios	3/31/12	3/31/12	3/31/12	12/31/11	12/31/10	12/31/09

Non-performing loans / Total loans	0.99%	0.04%	1.03%	1.02%	1.30%	1.90%

Non-performing assets / Total loans plus OREO	1.75%	0.27%	2.02%	1.49%	1.84%	2.11%

Delinquent loans / Total loans	1.12%	0.02%	1.14%	1.07%	1.24%	1.98%

Net loan charge-offs / Average loans	0.65%	0.00%	0.65%	0.24%	0.51%	0.34%
(Annualized as of 3/31/12)

OREO = Other Real Estate Owned

Non-interest income for the Core Bank was $34.9 million for the first quarter of 2012 compared to $5.9 million for the first quarter of 2011. As previously noted, non-interest income benefitted from a $27.9 million pre-tax bargain purchase gain realized from the TCB acquisition, as the fair value of the net assets acquired and liabilities assumed were greater than the price paid by the Core Bank in the transaction. In addition to the bargain purchase gain from the TCB acquisition, non-interest income also benefitted from a solid quarter of mortgage banking income. Overall, mortgage banking income increased from $816,000 during the first quarter of 2011 to $1.4 million during the first quarter of 2012, as application volume for long-term fixed rate mortgages increased from $81 million during the first quarter of 2011 to $132 million during the first quarter of 2012.

The Core Bank’s non-interest expenses increased $4.0 million for the first quarter of 2012 to $28.2 million. Included in the salaries and benefits category was $321,000 for short-term retention bonuses for TCB personnel, incentive compensation bonuses for Republic associates which are connected to a successful core system conversion of TCB and a two-year profit goal specific to the performance of TCB. Also related to TCB in the other non-interest expense category was $235,000 in expenses for third party valuation fees and a required audit of the TCB transaction. Additionally, the Core Bank recorded a $2.4 million early prepayment penalty during the quarter, as it prepaid $81 million in Federal Home Loan Bank advances that were scheduled to mature at various times over the next 14 months.

Tax Refund Solutions (“TRS”)

Republic’s TRS segment recorded net income of $61.9 million for the first quarter of 2012, a 10% decrease from the first quarter of 2011. The decrease in TRS net income was the result of a decline in Refund Anticipation Loan (“RAL”) volume and a net decline in Electronic Refund Check (“ERC”)/ Electronic Refund Deposit (“ERD”) volume. More specifically, within the ERC/ERD category, ERC volume through retail locations decreased while the lower margin on-line ERD product increased. The decrease in RAL and ERC volume, which is generated through retail locations, is believed to be the result of a shift in consumer demand toward lower priced on-line tax preparation services and increased competition within the retail market based on free products and services from competitors.

Partially offsetting the decline in revenue from the lower overall volume was an improvement in the estimated loss rate on RALs, which decreased from an estimated 1.58% of total RALs originated as of March 31, 2011 to 1.40% of total RALs originated as of March 31, 2012. The improved loss rate percentage was the result of changes made to the RAL underwriting model based on actual results of RALs originated during 2011, which was the first year of RAL originations without the benefit of the debt indicator from the Internal Revenue Service.

In addition to the improved loss rate on RALs, TRS also experienced a $5.7 million reduction in non-interest expenses. The largest contributor to the decline was a $3.1 million decline in charitable contribution expense. Charitable contribution expense totaled $1.8 million at TRS for the first quarter of 2012, as Republic made a $2.5 million contribution to the Republic Bank Foundation, with the contribution allocated between the Company’s business operating segments using a formula based on pre-tax profits for the quarter. Charitable contribution expense totaled $4.9 million at TRS for the first quarter of 2011, as Republic made a $5 million contribution to the Republic Bank Foundation.

Conclusion

“I could not be more excited about the long-term growth prospects for our Company. Our Core Banking business continues to grow, our asset quality and capital ratios remain among the very best in the industry, and we have entered a great new market in Tennessee with plenty of growth potential. In addition, our recently created Mortgage Warehouse Lending division continues to show great promise with committed lines of credit totaling $108 million after just nine months in operation. While our Company is performing well, we have no plans to sit still in the future. As always, we will continue to aggressively seek new opportunities with the long-term horizon of the Company in mind. It is our long-standing approach to opportunities that allows me to continue to say: ‘We were here for you yesterday. We are here for you today. We will be here for you tomorrow,’” concluded Trager.

Republic Bancorp, Inc. (Republic) has 43 banking centers and is the parent company of Republic Bank & Trust Company and Republic Bank. Republic Bank & Trust Company has 34 banking centers in 12 Kentucky communities - Covington, Crestwood, Elizabethtown, Florence, Frankfort, Georgetown, Independence, Lexington, Louisville, Owensboro, Shelbyville and Shepherdsville, three banking centers in southern Indiana – Floyds Knobs, Jeffersonville and New Albany and one banking center in Franklin (Nashville), Tennessee. Republic Bank has banking centers in Hudson, Palm Harbor, Port Richey and Temple Terrace, Florida as well as Blue Ash (Cincinnati), Ohio. Republic operates Tax Refund Solutions, a nationwide tax refund loan and check provider. Republic offers internet banking at www.republicbank.com. Republic has $3.3 billion in assets and $1 billion in trust assets under custody and management. Republic is headquartered in Louisville, Kentucky and Republic's Class A Common Stock is listed under the symbol “RBCAA” on the NASDAQ Global Select Market.

We were here for you yesterday. We are here for you today. We will be here for you tomorrow. ®

Forward-Looking Statements

This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, future acquisitions, current expectations and assumptions regarding its business, the economy and other future conditions. Forward-looking statements can be identified by the use of the words “expect,” “anticipate,” “believe,” “intend,” “could” and “should,” and other words of similar meaning. These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements.

Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual results may differ materially from those contemplated by the forward-looking statements. The Company cautions you therefore against relying on any of these forward-looking statements, which speak only as of the date on which they are made. They are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include factors disclosed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission, including those factors set forth as “Risk Factors” in the Company’s Form 10-K for the year ended December 31, 2011. The Company undertakes no obligation to update any forward-looking statements. These forward-looking statements are made only as of the date of this release, and the Company undertakes no obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this release.

Republic Bancorp, Inc. Financial Information
First Quarter 2012 Earnings Release
(all amounts other than per share amounts and number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Balance Sheet Data
	March 31, 2012	Dec. 31, 2011	March 31, 2011
Assets:
Cash and cash equivalents	$186,504	$362,971	$472,315
Investment securities	630,298	674,022	645,636
Mortgage loans held for sale	4,459	4,392	1,381
Loans held for sale	17,028	-	-
Loans	2,394,787	2,285,295	2,178,886
Allowance for loan losses	(23,732)	(24,063)	(29,144)
Federal Home Loan Bank stock, at cost	28,439	25,980	26,213
Premises and equipment, net	34,321	34,681	36,734
Goodwill	10,168	10,168	10,168
Other assets and accrued interest receivable	62,562	46,545	53,555
Total assets	$3,344,834	$3,419,991	$3,395,744

Liabilities and Stockholders' Equity:
Deposits:
Non interest-bearing	$595,498	$408,483	$561,095
Interest-bearing	1,453,301	1,325,495	1,463,616
Total deposits	2,048,799	1,733,978	2,024,711

Securities sold under agreements to repurchase and other short-term borrowings	225,719	230,231	259,722
Federal Home Loan Bank advances	413,593	934,630	554,837
Subordinated note	41,240	41,240	41,240
Other liabilities and accrued interest payable	81,990	27,545	74,799
Total liabilities	2,811,341	2,967,624	2,955,309

Stockholders' equity	533,493	452,367	440,435
Total liabilities and Stockholders' equity	$3,344,834	$3,419,991	$3,395,744

Average Balance Sheet Data
		Three Months Ended March 31,
		2012	2011
Assets:
Investment securities, including FHLB stock		$690,328	$614,454
Federal funds sold and other interest-earning deposits		590,863	856,579
Loans and fees, including loans held for sale		2,439,331	2,299,479
Total earning assets		3,720,522	3,770,512
Total assets		4,153,256	4,077,318

Liabilities and Stockholders' Equity:
Non interest-bearing deposits		$922,628	$806,532
Interest-bearing deposits		1,670,167	1,890,993
Securities sold under agreements to repurchase and other short-term borrowings		271,322	318,083
Federal Home Loan Bank advances		681,518	562,294
Subordinated note		41,240	41,240
Total interest-bearing liabilities		2,664,247	2,812,610
Stockholders' equity		511,694	408,328

Republic Bancorp, Inc. Financial Information
First Quarter 2012 Earnings Release (continued)

Income Statement Data
	Three Months Ended March 31,
	2012	2011

Total interest income (1)	$79,587	$92,623
Total interest expense	6,367	8,652

Net interest income	73,220	83,971

Provision for loan losses	11,170	18,082

Non interest income:
Service charges on deposit accounts	3,303	3,424
Electronic refund check fees	71,749	81,062
Mortgage banking income	1,354	816
Debit card interchange fee income	1,556	1,484
Bargain purchase gain	27,899	-
Net gain (loss) on sales, calls and impairment of securities	56	(279)
Other	892	805
Total non interest income	106,809	87,312

Non interest expenses:
Salaries and employee benefits	16,971	17,239
Occupancy and equipment, net	6,074	6,297
Communication and transportation	2,661	2,509
Marketing and development	938	904
FDIC insurance expense	430	1,635
Bank franchise tax expense	1,931	1,565
Data processing	1,221	748
Debit card interchange expense	601	523
Supplies	949	894
Other real estate owned expense	605	481
Charitable contributions	2,678	5,298
Legal expense	368	1,360
FHLB advance prepayment penalty	2,436	-
Other	3,290	3,365
Total non interest expenses	41,153	42,818

Income before income tax expense	127,706	110,383
Income tax expense	45,234	38,971

Net income	$82,472	$71,412

Republic Bancorp, Inc. Financial Information
First Quarter 2012 Earnings Release (continued)

	As of and for the
	Three Months Ended March 31,
	2012	2011
Per Share Data:
Basic average shares outstanding	20,956	20,938
Diluted average shares outstanding	21,059	20,991

End of period shares outstanding:
Class A Common Stock	18,662	18,633
Class B Common Stock	2,299	2,304

Book value per share	$25.45	$21.04
Tangible book value per share (2)	24.69	20.18

Earnings per share:
Basic earnings per Class A Common Stock	3.94	3.41
Basic earnings per Class B Common Stock	3.92	3.40
Diluted earnings per Class A Common Stock	3.92	3.40
Diluted earnings per Class B Common Stock	3.90	3.39

Cash dividends declared per share:
Class A Common Stock	0.154	0.143
Class B Common Stock	0.140	0.130

Performance Ratios:
Return on average assets	7.94%	7.01%
Return on average equity	64.47	69.96
Efficiency ratio (3)	23	25
Yield on average interest-earning assets	8.56	9.83
Cost of interest-bearing liabilities	0.96	1.23
Net interest spread	7.60	8.60
Net interest margin - Total Company	7.87	8.91
Net interest margin - Traditional Banking	3.58	3.33

Asset Quality Ratios:
Loans on non-accrual status	$24,312	$26,668
Loans past due 90 days or more and still on accrual	398	-
Total non-performing loans	24,710	26,668
Other real estate owned	24,149	14,761
Total non-performing assets	48,859	41,429

Total Company Credit Quality Ratios:
Non-performing loans to total loans	1.03%	1.22%
Non-performing assets to total loans (including OREO)	2.02	1.89
Non-performing assets to total assets	1.46	1.22
Allowance for loan losses to total loans	0.99	1.34
Allowance for loan losses to non-performing loans	96	109
Delinquent loans to total loans (4)	1.14	1.04
Net loan charge-offs to average loans (annualized)	1.89	2.09

Traditional Banking Credit Quality Ratios:
Non-performing loans to total loans	1.03	1.23
Non-performing assets to total loans (including OREO)	2.02	1.89
Non-performing assets to total assets	1.51	1.31
Allowance for loan losses to total loans	0.98	1.21
Allowance for loan losses to non-performing loans	95	99
Delinquent loans to total loans (4)	1.14	1.04
Net loan charge-offs to average loans (annualized)	0.65	0.21

Other Information:
End of period full-time equivalent employees	723	758
Number of banking centers	43	43

Republic Bancorp, Inc. Financial Information
First Quarter 2012 Earnings Release (continued)

Balance Sheet Data
	Quarterly Comparison
	March 31, 2012	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011	March 31, 2011
Assets:
Cash and cash equivalents	$186,504	$362,971	$75,573	$130,262	$472,315
Investment securities	630,298	674,022	702,142	633,959	645,636
Mortgage loans held for sale	4,459	4,392	4,721	7,167	1,381
Loans held for sale	17,028	-	-	14,289	-
Loans	2,394,787	2,285,295	2,219,916	2,222,697	2,178,886
Allowance for loan losses	(23,732)	(24,063)	(23,945)	(25,931)	(29,144)
Federal Home Loan Bank stock, at cost	28,439	25,980	26,153	26,153	26,213
Premises and Equipment, net	34,321	34,681	34,044	36,183	36,734
Goodwill	10,168	10,168	10,168	10,168	10,168
Other assets and interest receivable	62,562	46,545	46,369	49,623	53,555
Total assets	$3,344,834	$3,419,991	$3,095,141	$3,104,570	$3,395,744

Liabilities and Stockholders' Equity:
Deposits:
Non interest-bearing	$595,498	$408,483	$385,511	$380,970	$561,095
Interest-bearing	1,453,301	1,325,495	1,416,887	1,409,691	1,463,616
Total deposits	2,048,799	1,733,978	1,802,398	1,790,661	2,024,711

Deposits held for sale	-	-	-	35,383	-
Securities sold under agreements to repurchase and other short-term borrowings	225,719	230,231	227,504	218,227	259,722
Federal Home Loan Bank advances	413,593	934,630	524,731	519,799	554,837
Subordinated note	41,240	41,240	41,240	41,240	41,240
Other liabilities and accrued interest payable	81,990	27,545	46,197	53,517	74,799
Total liabilities	2,811,341	2,967,624	2,642,070	2,658,827	2,955,309

Stockholders' equity	533,493	452,367	453,071	445,743	440,435
Total liabilities and Stockholders' equity	$3,344,834	$3,419,991	$3,095,141	$3,104,570	$3,395,744

Average Balance Sheet Data
	Quarterly Comparison
	March 31, 2012	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011	March 31, 2011
Assets:
Investment securities, including FHLB stock	$690,328	$735,336	$711,050	$652,693	$614,454
Federal funds sold and other interest-earning deposits	590,863	126,045	68,108	221,695	856,579
Loans and fees, including loans held for sale	2,439,331	2,255,757	2,237,559	2,192,819	2,299,479
Total earning assets	3,720,522	3,117,138	3,016,717	3,067,207	3,770,512
Total assets	4,153,256	3,246,296	3,147,230	3,208,936	4,077,318

Liabilities and Stockholders' Equity:
Non interest-bearing deposits	$922,628	$430,705	$396,568	$409,391	$806,532
Interest-bearing deposits	1,670,167	1,379,159	1,444,577	1,454,006	1,890,993
Securities sold under agreements to repurchase and other short-term borrowings	271,322	275,085	249,002	274,074	318,083
Federal Home Loan Bank advances	681,518	625,047	517,739	527,669	562,294
Subordinated note	41,240	41,240	41,240	41,240	41,240
Total interest-bearing liabilities	2,664,247	2,320,531	2,252,558	2,296,989	2,812,610
Stockholders' equity	511,694	454,343	449,177	446,132	408,328

Republic Bancorp, Inc. Financial Information
First Quarter 2012 Earnings Release (continued)

Income Statement Data
	Three Months Ended
	March 31, 2012	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011	March 31, 2011

Total interest income (5)	$79,587	$33,607	$34,426	$34,459	$92,623
Total interest expense	6,367	6,710	7,263	7,630	8,652
Net interest income	73,220	26,897	27,163	26,829	83,971

Provision for loan losses	11,170	463	(140)	(439)	18,082

Non interest income:
Service charges on deposit accounts	3,303	3,524	3,421	3,736	3,424
Electronic refund check fees	71,749	124	425	6,584	81,062
Mortgage banking income	1,354	807	1,352	924	816
Debit card interchange fee income	1,556	1,399	1,415	1,493	1,484
Bargain purchase gain	27,899	-	-	-	-
Gain on sale of banking center	-	-	2,856	-	-
Net gain (loss) on sales, calls and impairment of securities	56	77	301	1,907	(279)
Other	892	537	706	724	805
Total non interest income	106,809	6,468	10,476	15,368	87,312

Non interest expenses:
Salaries and employee benefits	16,971	11,332	13,145	13,250	17,239
Occupancy and equipment, net	6,074	5,277	5,138	5,001	6,297
Communication and transportation	2,661	1,227	1,081	878	2,509
Marketing and development	938	729	736	868	904
FDIC insurance expense	430	707	918	1,165	1,635
Bank franchise tax expense	1,931	653	713	714	1,565
Data processing	1,221	855	787	817	748
Debit card interchange expense	601	549	566	601	523
Supplies	949	736	409	314	894
Other real estate owned expense	605	889	608	378	481
Charitable contributions	2,678	223	178	234	5,298
Legal expense	368	846	784	979	1,360
FHLB advance prepayment penalty	2,436	-	-	-	-
FDIC civil money penalty	-	(1,100)	-	2,000	-
Other	3,290	1,616	1,375	1,327	3,365
Total non interest expenses	41,153	24,539	26,438	28,526	42,818

Income before income tax expense	127,706	8,363	11,341	14,110	110,383
Income tax expense	45,234	2,159	3,471	5,447	38,971

Net income	$82,472	$6,204	$7,870	$8,663	$71,412

Republic Bancorp, Inc. Financial Information
First Quarter 2012 Earnings Release (continued)

	As of and for the Three Months Ended
	March 31, 2012	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011	March 31, 2011
Per Share Data:
Basic average shares outstanding	20,956	20,954	20,953	20,936	20,938
Diluted average shares outstanding	21,059	20,996	20,994	20,994	20,991

End of period shares outstanding:
Class A Common Stock	18,662	18,652	18,655	18,635	18,633
Class B Common Stock	2,299	2,300	2,300	2,300	2,304

Book value per share	$25.45	$21.59	$21.62	$21.29	$21.04
Tangible book value per share (2)	24.69	20.81	20.81	20.46	20.18

Earnings per share:
Basic earnings per Class A Common Stock	3.94	0.30	0.38	0.42	3.41
Basic earnings per Class B Common Stock	3.92	0.28	0.36	0.40	3.40
Diluted earnings per Class A Common Stock	3.92	0.30	0.38	0.41	3.40
Diluted earnings per Class B Common Stock	3.90	0.28	0.36	0.40	3.39

Cash dividends declared per share:
Class A Common Stock	0.154	0.154	0.154	0.154	0.143
Class B Common Stock	0.140	0.140	0.140	0.140	0.130

Performance Ratios:
Return on average assets	7.94%	0.76%	1.00%	1.08%	7.01%
Return on average equity	64.47	5.46	7.01	7.77	69.96
Efficiency ratio (3)	23	74	71	71	25
Yield on average interest-earning assets	8.56	4.31	4.56	4.49	9.83
Cost of interest-bearing liabilities	0.96	1.16	1.29	1.33	1.23
Net interest spread	7.60	3.15	3.27	3.16	8.60
Net interest margin - Total Company	7.87	3.45	3.60	3.50	8.91
Net interest margin - Traditional Banking	3.58	3.56	3.61	3.50	3.33

Asset Quality Data:
Loans on non-accrual status	$24,312	$23,306	$23,822	$28,499	$26,668
Loans past due 90 days or more and still on accrual	398	-	-	-	-
Total non-performing loans	24,710	23,306	23,822	28,499	26,668
Other real estate owned	24,149	10,956	11,185	12,012	14,761
Total non-performing assets	48,859	34,262	35,007	40,511	41,429

Total Company Credit Quality Ratios:
Non-performing loans to total loans	1.03%	1.02%	1.07%	1.28%	1.22%
Non-performing assets to total loans (including OREO)	2.02	1.49	1.57	1.81	1.89
Non-performing assets to total assets	1.46	1.00	1.13	1.30	1.22
Allowance for loan losses to total loans	0.99	1.05	1.08	1.17	1.34
Allowance for loan losses to non-performing loans	96	103	101	91	109
Delinquent loans to total loans (4)	1.14	1.07	0.90	1.28	1.04
Net loan charge-offs to average loans (annualized)	1.89	0.06	0.33	0.51	2.09

Traditional Banking Credit Quality Ratios:
Non-performing loans to total loans	1.03	1.02	1.07	1.28	1.23
Non-performing assets to total loans (including OREO)	2.02	1.49	1.57	1.81	1.89
Non-performing assets to total assets	1.51	1.10	1.14	1.31	1.31
Allowance for loan losses to total loans	0.98	1.05	1.08	1.17	1.21
Allowance for loan losses to non-performing loans	95	103	101	91	99
Delinquent loans to total loans (4)	1.14	1.07	0.90	1.28	1.04
Net loan charge-offs to average loans (annualized)	0.65	0.15	0.45	0.17	0.21

Other Information:
End of period full-time equivalent employees	723	710	705	733	758
Number of banking centers	43	42	42	43	43

Republic Bancorp, Inc. Financial Information
First Quarter 2012 Earnings Release (continued)

Segment Data:

The reportable segments are determined by the type of products and services offered, distinguished among Traditional Banking, Mortgage Banking and Tax Refund Solutions (“TRS”). They are also distinguished by the level of information provided to the chief operating decision maker, who uses such information to review performance of various components of the business (such as branches and subsidiary banks), which are then aggregated if operating performance, products/services, and customers are similar. Loans, investments and deposits provide the majority of the net revenue from Traditional Banking operations; servicing fees and loan sales provide the majority of revenue from Mortgage Banking operations; RAL fees and ERC/ERD fees provide the majority of the revenue from TRS. All Company operations are domestic.

Segment information for the three months ended March 31, 2012 and 2011 follows:

Republic Bancorp, Inc. Financial Information
First Quarter 2012 Earnings Release (continued)

	Three Months Ended March 31, 2012
(dollars in thousands)	Traditional Banking	Mortgage Banking	Tax Refund Solutions	Total Company

Net interest income	$27,872	$120	$45,228	$73,220

Provision for loan losses	3,131	-	8,039	11,170

Electronic refund check fees	-	-	71,749	71,749
Mortgage banking income	-	1,354	-	1,354
Net gain on sales, calls and impairment of securities	56	-	-	56
Other non interest income	33,481	5	164	33,650
Total non interest income	33,537	1,359	71,913	106,809

Total non interest expenses	27,044	1,154	12,955	41,153

Gross operating profit	31,234	325	96,147	127,706
Income tax expense	10,876	114	34,244	45,234
Net income	$20,358	$211	$61,903	$82,472

Segment end of period assets	$3,227,652	$10,498	$106,684	$3,344,834

Net interest margin	3.58%	NM	NM	7.87%

	Three Months Ended March 31, 2011
(dollars in thousands)	Traditional Banking	Mortgage Banking	Tax Refund Solutions	Total Company

Net interest income	$25,128	$122	$58,721	$83,971

Provision for loan losses	4,322	-	13,760	18,082

Electronic refund check fees	-	-	81,062	81,062
Mortgage banking income	-	816	-	816
Net gain on sales, calls and impairment of securities	(279)	-	-	(279)
Other non interest income	5,403	2	308	5,713
Total non interest income	5,124	818	81,370	87,312

Total non interest expenses	23,096	1,103	18,619	42,818

Gross operating profit (loss)	2,834	(163)	107,712	110,383
Income tax expense (benefit)	351	(50)	38,670	38,971
Net income (loss)	$2,483	$(113)	$69,042	$71,412

Segment end of period assets	$3,147,697	$9,340	$238,707	$3,395,744

Net interest margin	3.33%	NM	NM	8.91%

Republic Bancorp, Inc. Financial Information
First Quarter 2012 Earnings Release (continued)

(1) – The amount of loan fee income included in total interest income was $46.0 million and $59.3 million for the quarters ended March 31, 2012 and 2011.

(2) – The following table provides a reconciliation of total stockholders’ equity in accordance with GAAP to tangible stockholders’ equity in accordance with applicable regulatory requirements. The Company provides the tangible common equity ratio, in addition to those defined by banking regulators, because of its widespread use by investors as a means to evaluate capital adequacy.

	Quarterly Comparison
(in thousands, except per share data)	March 31, 2012	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011	March 31, 2011
Total stockholders' equity (a)	$533,493	$452,367	$453,071	$445,743	$440,435
Less: Goodwill	10,168	10,168	10,168	10,168	10,168
Less: Core deposit intangible	113	58	73	87	102
Less: Mortgage servicing rights	5,606	6,087	6,688	7,169	7,573
Tangible stockholders' equity (c)	$517,606	$436,054	$436,142	$428,319	$422,592

Total assets (b)	$3,335,142	$3,419,991	$3,095,141	$3,104,570	$3,395,744
Less: Goodwill	10,168	10,168	10,168	10,168	10,168
Less: Core deposit intangible	113	58	73	87	102
Less: Mortgage servicing rights	5,606	6,087	6,688	7,169	7,573
Tangible assets (d)	$3,319,255	$3,403,678	$3,078,212	$3,087,146	$3,377,901

Total stockholders' equity to total assets (a/b)	16.00%	13.23%	14.64%	14.36%	12.97%
Tangible stockholders' equity to tangible assets (c/d)	15.59%	12.81%	14.17%	13.87%	12.51%

Number of shares outstanding (e)	20,961	20,952	20,955	20,935	20,937

Book value per share (a/e)	$25.45	$21.59	$21.62	$21.29	$21.04
Tangible book value per share (c/e)	24.69	20.81	20.81	20.46	20.18

(3) – Equals total non-interest expense divided by the sum of net interest income and non interest income. The ratio excludes net gain (loss) on sales, calls and impairment of investment securities.

(4) – Equals total loans over 30 days past due divided by total loans.

(5) – The amount of loan fee income included in total interest income per quarter was as follows: $46.0 million (quarter ended March 31, 2012), $788,000 (quarter ended December 31, 2011), $1.1 million (quarter ended September 30, 2011), $1.1 million (quarter ended June 30, 2011) and $59.3 million (quarter ended March 31, 2011).

NM – Not meaningful

CONTACT:
Republic Bancorp, Inc.
Kevin Sipes, 502-560-8628
Executive Vice President and Chief Financial Officer